$350,000	May 31, 2005

PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned INTERNATINAL MONETARY SYSTEMS, LTD., a Wisconsin corporation ("Maker"), promises to pay to the order of DEBORAH LOMBARDI (the "Payee") or any subsequent assignee or holder hereof (the Payee or any subsequent assignee or holder hereof sometimes being hereinafter referred to as the "Holder) the principal sum of the principal sum of Three Hundred Fifty Thousand Dollars ($350,000), together with all costs and expenses, including reasonable attorneys' fees, incurred in collecting or attempting to collect the indebtedness evidenced by this Note or in any litigation or controversy arising from or connected with this Note, whether or not legal proceedings are commenced. All amounts owing under this Note shall be payable in legal tender of the United States of America. The indebtedness evidenced hereby shall not bear interest unless and until there shall have occurred an Event of Default, as hereinafter defined, following which the remaining unpaid balance hereof shall bear interest at the rate of ten percent (10%) per annum until such time as such Event of Default shall have been cured or the entire unpaid balance hereof paid in full.

The principal amount hereof shall be payable in thirty six (36) equal monthly installments of Nine Thousand Seven Hundred and Twenty Two and 22/100 Dollars ($9,222.22) each, payable commencing July 1, 2005 and continuing on the first day of each month thereafter through and including June 1, 2008, at which time the entire remaining unpaid principal amount hereof shall be due and payable.

The Note may be prepaid at any time, in whole or in part, without prepayment penalty or premium.

The following shall constitute Events of Default hereunder (1) in the event Maker shall fail to pay any installment of principal or interest within ten (10) days following the due date hereof and within a further ten (10) days following the giving of notice by the Payee that such payment is overdue, or (ii) if there shall have occurred an Event of Default under, and as defined in, the Security and Pledge Agreement, dated as of the date hereof, between the Maker and the Payee.

Upon the occurrence of any Event of Default, the entire indebtedness evidenced by this Note shall, at the option of and without notice or demand by the Holder, become at once due and payable. Maker shall then pay to the Holder, in addition to any and all other sums and charges due, the entire principal of and interest accrued on this Note.

Any failure by the Holder to exercise any right under this, or any delay in such exercise, shall not constitute a waiver of the right to exercise such right at a later time so long as such Event of

Default shall remain uncured, and shall not constitute a waiver of the right to exercise such right if any other Event of Default shall occur. The acceptance by the Holder of payment of any sum payable under this Note after the due date of such payment shall not be a waiver of Holder's right to require prompt payment when due of all other sums payable under this Note.

If any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part, or in any respect, or if any one or more of the provisions of this Note shall operate, or would prospectively operate, to invalidate this Note, then such provision or provisions only shall be deemed to be null and void and of no force or effect and shall not affect any other provision of this Note, and the remaining provisions of this Note shall remain operative and in full force and effect, shall be valid, legal and enforceable, and shall in no way be affected: prejudiced or disturbed thereby.

This Note may not be modified or terminated orally, but only by a written instrument signed by the party against whom enforcement of any such modification or termination is sought. Time is and shall be of the essence in the performance of all obligations under this Note.

This promissory note and the transactions related thereto have been executed and delivered in the state of Connecticut. As part of the consideration for new value this day received, all parties hereby consents to the jurisdiction of any state or Federal court located within the state of Connecticut and waive personal service of any and all process and consent to the fullest extent permitted by applicable law. Without limiting the generality of the foregoing, the Maker specifically waives any defense or objection based upon lack of jurisdiction, improper venue or forum non conveniens.

As used in this Note, words of any gender shall be deemed to apply equally to any other gender, the plural shall include the singular and the singular shall include the plural (as the context shall require), and the word "person" shall refer to individuals, entities, authorities and other natural and juridical persons of every type.

MAKER HEREBY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION AND, TO THE EXTENT ALLOWED UNDER CONNECTICUT GENERAL STATUTE SECTION 52-278(a) TO 52278(n), INCLUSIVE, OR ANY OTHER APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH OWNER OR ITS SUCCESSORS MAY DESIRE TO USE. MAKER HEREBY WAIVES TRIAL BY JURY IN ANY COURT AND IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS NOTE IS A PART AND/OR THE ENFORCEMENT OF ANY OF HOLDER'S RIGHTS AND REMEDIES, INCLUDING WITHOUT LIMITATION, TORT CLAIMS.

Maker hereby waives demand, presentment, protest, and notice of dishonor.

INTERNATINAL MONETARY SYSTEMS, LTD.

By:	/s/ Donald F. Mardak
Donald F. Mardak, President

Draft 3/w1)5

ESCROW AGREEMENT

ESCROW AGREEMENT, made and entered into as of the 31st day of March, 2005, collectively by and among DEBORAH LOMBARDI ("Lombardi"), INTERNATIONAL MONETARY SYSTEMS, LTD ("INMS") and WEBSTER BANK, a Connecticut banking corporation, solely as Escrow Agent (the "Escrow Agent").

RECITALS

Concurrently herewith, Lombardi and INMS are entering into a Share-Exchange Agreement, dated as of the date here (the "Share-Exchange Agreement"); and.

The Share-Exchange Agreement provides for the payment of certain sums into escrow.

This Agreement is intended to govern the terms under which such sums shall be held and disbursed by the Escrow Agent.

AGREEMENT

In consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged the parties do hereby agree as follows:

            1.            Designation of Escrow Agent.  The Escrow Agent is hereby appointed escrow agent to hold and dispose of the Escrowed Property (as hereinafter defined), in accordance with the terms and conditions set forth in this Agreement, and the Escrow Agent accepts such designation and agrees to hold and dispose of the Escrowed Funds in accordance with the provisions of this Agreement.

            2.          Delivery of Escrowed Funds. From time to time, INMS will make certain payments to the Escrow Agent as provided in the Share-Exchange Agreement. Such Funds as delivered are herein collectively referred to as the "Escrowed Funds".

            3.           Terms of the Escrow. The Escrowed Funds shall be held and released as set forth below:

              (a)       Payment Instructions. The Escrow Agent shall pay over to Lombardi all or such portion of the Escrowed Funds as may be directed from time to time in writing by INMS. The Escrow agent shall pay over to INMS all or such portion of, the Escrowed Funds as may be directed from time to time in writing by Lombardi.

              (b)       Default. Lombardi may at any time deliver to the Escrow Agent a notice (a "Default Notice") stating that there has occurred a default under the Share-Exchange Agreement and demanding payment to her of all Escrowed Funds. Such Default Notice shall specify in reasonable detail the circumstances and events constituting such default. Following receipt of such notice, the Escrow Agent shall furnish a copy thereof to INMS. INMS shall have a period of thirty (30) days during which INMS may give notice (an "Objecting Notice") to the Escrow Agent and Lombardi stating that a Default has not occurred. Such Objecting Notice shall refute in reasonable detail the statements made in the Default Notice. Both any Default Notice and any Objecting Notice shall be given in good faith and subject to the penalties hereinafter described. In the event Lombardi shall have given a Default Notice and INMS shall not have given an Objecting Notice within such thirty (30) day period, the Escrow Agent shall pay over all Escrowed funds to Lombardi and the Escrow. Agent shall have no further duties hereunder. In the event INMS shall have given an Objecting Notice, then the Escrow Agent shall continue to hold all Escrowed Funds until either (i) one or both of the parties shall have given written directions to pay over Escrowed Funds to the other, or (ii) the Escrow Agent shall have been directed to make disposition of the Escrowed Funds by a court of competent jurisdiction.

              (c)        Satisfaction. INMS may at any time deliver to the Escrow Agent a notice (a "Satisfaction Notice") stating that all of its financial obligations under the Share-Exchange Agreement have been satisfied and demanding payment to it of all remaining Escrowed Funds. Such Satisfaction Notice shall specify in reasonable detail the circumstances and events constituting such satisfaction. Following receipt of such notice, the Escrow Agent shall furnish a copy thereof to Lombardi. Lombardi shall have a period of thirty (30) days during which Lombardi may give notice (an "Objecting Notice") to the Escrow Agent and INMS stating that a satisfaction has not occurred. Such Objecting Notice shall refute in reasonable detail the statements made in the Satisfaction Notice. Both any Satisfaction Notice and any Objecting Notice shall be given in good faith and subject to the penalties hereinafter described. In the event INMS shall have given a Satisfaction Notice and Lombardi shall not have given an Objecting Notice within such thirty (30) day period, the Escrow Agent shall pay over all Escrowed funds to INMS and the Escrow Agent shall have no further duties hereunder. In the event Lombardi shall have given an Objecting Notice, then the Escrow Agent shall continue to hold all Escrowed Funds until either (i) One or both of the parties shall have given written directions to pay over Escrowed Funds to the other, or (ii) the Escrow Agent shall have been directed to make disposition of the Escrowed Funds by a court of competent jurisdiction.

             4.          Deposit of Funds. The parties acknowledge that, unless otherwise specifically provided herein, the Escrowed Funds will be held in an interest-bearing account and all interest accrued thereunder shall be paid over to INMS.

             5.          Concerning the Escrow Agent. The obligations of the Escrow Agent under this Agreement are subject to the following terms and conditions:

                          (a)        The Escrow Agent is not a party to and is not bound by any agreement other than as expressly set forth in this agreement;

                          (b)        The Escrow Agent shall not have any responsibility for the genuineness or validity of any notice, evidence of other documents or items delivered to it:, and the Escrow Agent shall be entitled to rely upon and shall be protected in acting upon any written notice, waiver, consent, receipt, or other evidence or paper or document which the Escrow Agent believes to be genuine and to be signed by a proper person; and

                          (c)     The terms of this Section 4 shall survive any termination of this agreement.

                          (d)     As compensation for acting as escrow agent pursuant to this agreement, the Escrow Agent shall be paid its out-of-pocket disbursements in connection with this Agreement.

       (e)     The Escrow Agent shall only be obligated to perform those duties specifically set forth in this Agreement.

       (f)     The Escrow Agent shall not be obligated to take any legal or other action under this Agreement which might, in its sole judgment, involve expense or liability unless it shall have been furnished with indemnity acceptable to it.

       (g)         The Escrow Agent may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it pursuant to this Agreement and believed by the Escrow Agent to be genuine and to have been signed or presented by the proper person, and Escrow Agent shall have no responsibility for determining the accuracy thereof.

       (h)      The Escrow Agent may consult with counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent under this Agreement in good faith and in accordance with the advice or opinion of such counsel.

       (i)         The Escrow Agent shall not be liable to any person or party for any action taken or omitted to be taken by it or any of its officers, directors or employees under this Agreement, except in the case of Escrow Agent's gross negligence, bad faith or willful misconduct.

       (j)         The parties hereto shall, jointly and severally, indemnify the Escrow Agent and hold it harmless from and against any and all claims, losses, costs, liabilities, damages, suits, demands, judgments or expenses (including, but not limited to, reasonable attorneys' fees) claimed against or incurred by the Escrow Agent arising out of or related, directly or indirectly to, this Agreement and its duties under this Agreement including, without limitation, the withholding or deduction or the failure to withhold or deduct such taxes, assessments and charges, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Escrow Agent may be or become subject in connection with the perforrnance of its duties as Escrow Agent. The provisions of this Section shall survive termination of this Agreement for any mason,

       (k)        Escrow Agent may at any time resign as Escrow Agent by giving thirty (30) days prior written notice of such resignation to the Buyer and Seller, Prior to the effective date of the resignation as specified in such notice, the Buyer and Seller shall issue to the Escrow Agent written directions authorizing delivery of the Escrowed Property to a successor escrow agent selected by them. If the Buyer and Seller shall fail to name a successor escrow agent within twenty (20) days after the notice of resignation from the Escrow Agent, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent.

            6.            Disputes. In the event that any dispute arises with respect to this Agreement or in the event that any claim is made with respect to the Escrowed Property, then the Escrow Agent, upon receipt of written notice of such dispute, is authorized. and directed to retain in its possession without liability to any person or party., all of the Escrowed Property until such dispute shall have been settled either by the mutual agreement of the parties involved or by a final, unappealable order, decree or judgment of a court of competent jurisdiction. The Escrow Agent may, but shall be Under no duty to, institute or defend any legal proceeding which relates to this Agreement.

            7.            Submission to Jurisdiction. Each of the parties hereby submits to the jurisdiction of the courts of the State of Connecticut and of any federal court located in the State of Connecticut in connection with any actions or proceeding brought against them by the Escrow Agent arising out of or in relating to this Agreement. In any such action or proceeding, each of the parties hereby absolutely and irrevocably waives personal service of any summons, complaint, declaration or other process and agrees that service thereof may be made by certified or registered first class mail directed to such party at the address set forth in this Agreement or by any other means effecting actual notice.

            8.            Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered or certified mail, postage prepaid, or by nationally recognized overnight delivery service, addressed and delivered:

            To Lombardi:

                              Deborah Lombardi
                          212 Westwood Road
                          Southington, CT 06489

            To INMS:

International Monetary Systems, Ltd.
16901 W. Glendale Drive
New Berlin, WI 53151
Attention: Donald F. Mardak, President

    To the Escrow Agent:

                                        Webster Bank
______________________
______________________

Any notices required to be given to any party to this agreement shall be given contemporaneously to all of the parties to this agreement.

       9.           Governing Law. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the state of Connecticut and shall be binding on the successors and assigns of the parties hereto.

       10.         Attorney's Fees. In the event of any dispute between INMS and Lombardi regarding disposition of the Escrowed Funds, if the court shall determine that either of such parties has given a Default Notice, a Satisfaction Notice or an Objecting Notice in bad faith, the court may award to the other party, in addition to such other relief as it may find appropriate, all of such party's legal fees and expenses.

             IN WITNESS WHEREOF, the parties and the Escrow Agent have caused this agreement to be executed as of the date set forth in the first paragraph.

/s/ Deboran Lambardi
Deboran Lambardi, Individually

INTERNATIONAL MONETARY SYSTEMS, LTD.

By:	/s/ Donald Mardak
Donald Mardak, President

Covenant Not To Compete

                 This Agreement, dated as of the 31st day of May, 2005, is entered into between INTERNATIONAL MONETARY SYSTEMS, LTD. a Wisconsin corporation ("IMS"), and DEBORAH LOMBARDI, a resident of Connecticut ("Lombardi").

                 For consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.
IMS shall pay to Lombardi the sum of $100,000 in monthly payments of $2,777.78 for a period of 36 months, commencing July 1, 2005 and continuing on the first day of each month thereafter through June 1, 2008

2.
For a period of 36 months from the date of this Agreement, Lombardi will not engage in or otherwise affiliate with any barter or trade exchange located within a 50 mile radius of any IMS or Continental Trade Exchange, Ltd. office or with any other business operation directly or indirectly related to, or in competition with, the business operations of IMS. Lombardi also agrees that she will not influence nor attempt to influence any IMS customer or client to move to any competitor of IMS.

3.	In the event of a breach of this agreement, all costs, including attorney fees, incurred in enforcing this agreement shall be borne by the losing party.

4.
In the event that either (i) any installment of the payments required hereunder shall remain unpaid for a period of ten (10) days following the due date thereof, and Lombardi shall have given notice of such failure to IMS, and in the event IMS shall fail to make such payment within ten (10) days following the giving of such notice, or (ii) if there shall have occurred an Event of Default under, and as defined in, the Security and Pledge Agreement, dated as of the date hereof, between the Maker and the Payee, then in either such event the entire remaining balance of the payments provided for herein shall become immediately due and payable and shall bear interest at the rate of twelve percent (12%) per annum from the date of such default until paid in full.

5.
This agreement and the transactions related thereto have been executed and delivered in the state of Connecticut. As part of the consideration for new value this day received, all parties hereby consent to the jurisdiction of any state or Federal court located within the state of Connecticut and waive personal service of any and all process and consent to the fullest extent permitted by applicable law. Without limiting the generality of the foregoing, the parties specifically waive any defense or objection based upon lack of jurisdiction, improper venue or forum non conveniens.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                 INTERNATIONAL MONETARY SYSTEMS, LID.

By	/s/ Donald F. Mardak	/s/ Deboran Lombardi
	Donald F. Mardak, President	Deboran Lombardi

SECURITY AND PLEDGE AGREEMENT

Security Agreement made as of this 3lst day of May, 2005 by and between DEBORAH LOMBARDI (the "Secured Party"), INTERNATIONAL MONETARY SYSTEMS, LTD, a Wisconsin corporation ("DIMS") and BARTER BUSINESS UNLIMITED, INC., a Connecticut corporation ("BBU"). INMS and BBU are hereinafter collectively called the "Debtors".

RECITALS

BBU has extended credit to INMS pursuant to: (i) the guaranteed price provisions of a Share-Exchange Agreement between the parties, dated as of the date hereof (the "Share-Exchange Agreement"), (ii) a certain Promissory Note of INMS dated the date hereof in the original principal amount of $350,000 (the "Promissory Note"), and (iii) a certain Covenant Not to Complete between the parties, dated as of the date hereof (the "Non-Competition Agreement"). BBU unconditionally guaranties all obligations of INMS under each of such agreements. All obligations of INMS under the Share-Exchange Agreement, the Promissory Note and the Non-Competition Agreement and all obligations of BBU under such guaranty are sometimes herein collectively referred to as the "Secured Obligations".

Pursuant to the Share-Exchange Agreement, the INMS is acquiring from the Secured Party all of the outstanding capital stock of BBU.

The parties desire to provide for the grant to the Secured Party of a security interest in certain assets of the Debtors in order to secure the Secured Obligations.

AGREEMENT

In consideration of the foregoing and the mutual covenants herein contained, the parties do hereby agree as follows:

1.             Guarantee. BBU hereby unconditionally guarantees to the Secured Party the full and prompt payment of all obligations of INMS to the Secured Party under the Share-Exchange Agreement, the Promissory Note and the Non-Competition Agreement.

2.              Security Interest. As collateral security for the full and prompt payment of the Secured Obligations, the Debtors hereby grant to the Secured Party first a lien and security interests in and to all of the property of the Debtors listed on Schedule A attached hereto (all of which property is hereinafter collectively referred to as the "Collateral").

In witness whereof, the undersigned have caused this instrument to be duly executed as of the day and year first above written.

DEBTOR:
INTERNATIONAL MONETARY SYSTEMS, LTD

By:	/s/ Donald Mardak
Donald Mardak, President

BARTER BUSINESS UNLIMITED, INC.

By:
Donald Mardak, President

SECURED PARTY:

By:	/s/ Deboran Lombardi
Deboran Lombardi